                                                                      EXHIBIT 12


                   POTASH CORPORATION OF SASKATCHEWAN INC.
                      RATIO OF EARNINGS TO FIXED CHARGES
              (IN THOUSANDS OF US DOLLARS, EXCEPT RATIO AMOUNTS)
                                 (UNAUDITED)



                                      THREE MONTHS ENDED
                                           MARCH 31                             YEAR ENDED DECEMBER 31
                                     ---------------------  ---------------------------------------------------------------
                                          1997       1996      1996       1996       1995      1994      1993      1992
                                                                       (Pro forma)
                                     ---------------------  ---------------------------------------------------------------
Net income                             $56,365    $63,678     $209,036   $353,887   $159,486   $91,219   $44,697   $39,875
Interest on debt                        13,818     13,842       46,761    103,123     41,817     3,772     8,686     8,335
Interest on operating leases             3,762      2,411        9,642     15,046      7,830     3,404     3,267     3,587
Income taxes                            20,330      9,602       43,695    123,862     22,946     3,484     3,486     2,377
                                     ---------------------  ---------------------------------------------------------------
                                       $94,275    $89,533     $309,134   $595,718   $232,079  $101,879   $60,136   $54,174
                                     =====================  ===============================================================

Total Fixed Charges                    $17,580    $16,253      $56,403   $118,169    $49,647    $7,176   $11,953   $11,922
                                     =====================  ===============================================================
Ratio of Earnings to Fixed Charges        5.36       5.51         5.48       5.04       4.67     14.20      5.03      4.54
                                     =====================  ===============================================================